EXHIBIT 4.17

AMENDED AND RESTATED DECLARATION OF TRUST

This AMENDED AND RESTATED DECLARATION OF TRUST, dated as of May 19, 2010 (this “Declaration”), among Alterra Capital Holding Limited, a Bermuda Holding company (formerly known as Max Capital Group Ltd.), as depositor (the “Depositor”), The Corporation Trust Company, a Delaware corporation, as trustee (the “Delaware Trustee”), and Peter A. Minton and Joseph W. Roberts, as trustees (the “Regular Trustees” and together with the Delaware Trustee, the “Trustees”), amends and restates any and all agreements constituting the governing instrument of Max Capital Trust I (the “Initial Governing Instrument”).

The Depositor and the Trustees hereby amend and restate in the entirety the Initial Governing Instrument and agree as follows:

1. The trust governed hereby (the “Trust”) shall be known as “Alterra Capital Trust I” in which name the Regular Trustees, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued. The Corporation Trust Company is hereby appointed as the Delaware Trustee of the Trust. The Trust is hereby established by the Depositor and the Trustees for the purpose of (i) issuing preferred securities (“Preferred Securities”) representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in debentures of the Depositor, (ii) issuing and selling common securities (“Common Securities” and, together with the Preferred Securities, “Trust Securities”) representing undivided beneficial interests in the assets of the Trust to the Depositor in exchange for cash and investing the proceeds thereof in additional debentures of the Depositor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

2. The Depositor hereby assigns, transfers conveys and sets over to the Trustees the sum of $10.00. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq. (the “Trust Act”), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to have execute and file an amended and restated certificate of trust in the form of Exhibit A attached hereto with the Delaware Secretary of State in accordance with the provisions of the Trust Act.

3. The Depositor and the Trustees will enter into a Second Amended and Restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Securities. Prior to the execution and delivery of such Second Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as the Depositor directs in order to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

4. The Depositor and the Trustees hereby authorize and direct the Depositor, as agent of the Trust, (i) to file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the “1933 Act Registration Statement”), including a prospectus and any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the preferred securities of the Trust and (b) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an “Exchange”) and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable, (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities of the Trust, and (v) to execute on behalf of the Trust an underwriting agreement relating to the Preferred Securities.

5. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days’ prior notice to the Depositor.

6.(a) The Trustees and their officers, directors, agents and servants (collectively, the “Fiduciary Indemnified Persons”) shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Trust Securities (the Trust, the Depositor and any holder of the Trust Securities being a “Covered Person”) for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Declaration or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person’s gross negligence or willful misconduct with respect to such acts or omissions.

(b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

(c) The Depositor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by or asserted against the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust or the transactions contemplated by this Declaration, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of [gross] negligence or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

(d) The provisions of this Section shall survive the termination of this Declaration or the earlier resignation or removal of the Fiduciary Indemnified Persons.

7. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

8. This Declaration may be executed in one or more counterparts.

9. The Trust may dissolve without issuing any Trust Securities at the election of the Depositor. Upon dissolution, either of the Regular Trustees shall file a certificate of cancellation in accordance with the Trust Act.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Declaration of Trust to be duly executed as of the day and year first above written.

ALTERRA CAPITAL HOLDINGS LIMITED, as Depositor

By:	/s/ Joseph W. Roberts
Name:	Joseph W. Roberts
Title:	Chief Financial Officer

THE CORPORATION TRUST COMPANY as Delaware Trustee

By:	/s/ Jennifer A. Schwartz
Name:	Jennifer A. Schwartz
Title:	Assistant Vice President

By:	/s/ Peter A. Minton
Name:	Peter A. Minton
Title:	Regular Trustee

By:	/s/ Joseph W. Roberts
Name:	Joseph W. Roberts
Title:	Regular Trustee

Accepted and Agreed CT Corporation Staffing, Inc.

By:	/s/ Jennifer A. Schwartz
Name:	Jennifer A. Schwartz
Title:	Vice President

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF TRUST

OF

MAX CAPITAL TRUST I

This Amended and Restated Certificate of Trust of Max Capital Trust I (the “Trust”) is being duly filed by the undersigned, as trustees, to amend and restate the original Certificate of Trust of the Trust (the “Certificate of Trust”), which was filed with the Secretary of State of the State of Delaware on August 10, 2007, under the Delaware Statutory Trust Act (12 Del. C. Section 3801, et seq.) (the “Act”).

The Certificate of Trust is hereby amended and restated in its entirety, pursuant to Section 3810(c)(1) of the Act, to read as follows:

1. Name. The name of the statutory trust formed hereby is Alterra Capital Trust I.

2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are The Corporation Trust Company, 1209 Orange St., Wilmington, Delaware 19801.

3. Effective Time. This Amended and Restated Certificate of Trust will be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Trust in accordance with Section 3811(a) of the Act

THE CORPORATION TRUST COMPANY, as Delaware Trustee

By:	/s/ Jennifer A. Schwartz
Name:	Jennifer A. Schwartz
Title:	Assistant Vice President

By:	/s/ Peter A. Minton
Name:	Peter A. Minton
Title:	Regular Trustee

By:	/s/ Joseph W. Roberts
Name:	Joseph W. Roberts
Title:	Regular Trustee